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As filed with the Securities and Exchange Commission on July 23, 2009

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THERAVANCE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Blvd.
South San Francisco, 94080
(650) 808-6000
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Rick E Winningham
Chief Executive Officer
Theravance, Inc.
901 Gateway Blvd.
South San Francisco, CA 94080
(650) 808-6000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

The Commission is requested to send copies of all communications to:
David T. Young John F. Dietz Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 1200 Seaport Boulevard Redwood City, CA 94063 (650) 321-2400	Mark K. Hyland Shearman & Sterling LLP 525 Market Street San Francisco, California 94105 (415) 616-1100

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this form is a post- effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this form is a registration statement pursuant to General Instruction I.D. or a post- effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

           If this form is a post- effective amendment to a registration statement filed pursuant to General Instruction I.D. to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Debt Securities(2)

Common Stock, $0.01 par value per share(2)(3)

Warrants

Total	$200,000,000	$11,160(4)

(1)
Such indeterminate amount or number of debt securities, shares of common stock, and warrants to purchase any combination of the foregoing securities, as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $200,000,000. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)
Subject to footnote (1), there are also being registered hereunder an indeterminate amount or number of debt securities and shares of common stock that may be issued upon exercise of the warrants registered hereunder or upon conversion of, or in exchange for, debt securities registered hereunder, as the case may be.

(3)
The common stock being registered hereby includes associated rights to acquire Series A junior participating preferred stock of Theravance, Inc., pursuant to the Rights Agreement described in the prospectus contained in this registration statement.

(4)
Calculated in accordance with Rule 457(o).

           The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated July 23, 2009

PROSPECTUS

$200,000,000

Debt Securities
Common Stock
Warrants

        We may, from time to time, offer and sell debt securities, shares of common stock and warrants, either separately or in units, in one or more offerings. The debt securities and warrants may be convertible into or exercisable or exchangeable for common stock or debt securities. We will specify in the accompanying prospectus supplement or term sheet more specific information about any such offering. The aggregate initial offering price of all securities sold under this prospectus will not exceed $200,000,000.

        We may offer these securities independently or together in any combination for sale directly to investors or through underwriters, dealers or agents. We will set forth the names of any underwriters, dealers or agents and their compensation in the accompanying prospectus supplement or term sheet.

        This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

        Our common stock is traded on the Nasdaq Global Market under the symbol "THRX." On July 22, 2009, the closing price of our common stock on the Nasdaq Global Market was $13.13 per share.

        Investing in our securities involves risks. See the section entitled "Risk Factors" in the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                      , 2009.

        You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, issue and sell any combination of debt securities, shares of common stock and warrants, either separately or in units, in one or more offerings with a maximum aggregate offering price of $200,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement or term sheet may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or term sheet. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement or term sheet, together with additional information described under the heading "Where You Can Find More Information," before making your investment decision.

        Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to "Theravance," "we," "us" and "our" refer to Theravance, Inc. and its subsidiaries.

RISK FACTORS

        Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain a discussion of risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.

THERAVANCE, INC.

        Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates. We are focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections and gastrointestinal motility dysfunction. Our key programs include: telavancin for the treatment of serious Gram-positive bacterial infections with Astellas Pharma Inc. (Astellas) and our Horizon program and the Bifunctional Muscarinic Antagonist-beta2 Agonist (MABA) program with GlaxoSmithKline plc (GSK). By leveraging our proprietary insight of multivalency to drug discovery focused primarily on validated targets, we are pursuing a next generation strategy designed to discover superior medicines in areas of significant unmet medical need. None of our product candidates have been approved for marketing and sale and we have not received any product revenue to date.

Corporate Information

        We were incorporated on November 19, 1996 under the name Advanced Medicine, Inc. In April 2002, we changed our name to Theravance, Inc. Our principal executive offices are located at 901 Gateway Boulevard, South San Francisco, California 94080, and our telephone number is (650) 808-6000. Theravance and the Theravance logo are registered trademarks of Theravance, Inc. Trademarks, tradenames or service marks of other companies appearing in this prospectus are the property of their respective owner. Our web site is www.theravance.com. Information contained on our web site does not constitute a part of this prospectus.

 FORWARD-LOOKING STATEMENTS

        When used in this prospectus, the words "expects," "believes," "anticipates," "estimates," "may," "could," "intends," and similar expressions are intended to identify forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We will discuss many of these risks and uncertainties in greater detail in any prospectus supplement under the heading "Risk Factors." Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus.

        These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

        Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include research activities, preclinical and clinical development of existing product candidates, manufacture of pre-clinical and clinical drug supplies, capital expenditures, working capital, general and administrative expenses and acquisitions of technology or drug candidates.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratios are calculated by dividing earnings by the fixed charges.

	Year Ended December 31,
	(in thousands)					Three Months Ended March 31, 2009
	2004	2005	2006	2007	2008
Ratio of earnings to fixed charges(1)	—	—	—	—	—	—

(1)
For the purposes of computing ratio of earnings to fixed charges, earnings consist of loss before income taxes plus fixed charges. Fixed charges consist of interest charges and that portion of rental payments under operating leases we believe to be representative of interest. Earnings for 2004, 2005, 2006, 2007, 2008 and the three months ended March 31, 2009 were insufficient to cover fixed charges by $102.7 million, $143.2 million, $166.0 million, $160.0 million, $93.6 million and $19.2 million, respectively.

DESCRIPTION OF DEBT SECURITIES

        The following is a summary of the general terms of the debt securities. We will file a prospectus supplement or term sheet that will contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement or term sheet, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued and the form of debt securities. Such indenture may be supplemented from time to time. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

        We may issue, from time to time, debt securities, in one or more series. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. These debt securities that we may issue include senior debt securities, senior subordinated debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The following is a summary of the material provisions of the form of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement or term sheet for the series may change and supplement the summary below.

General Terms of the Indenture

        The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement or term sheet for those debt securities.

        We may issue the debt securities issued under the indenture as "discount securities," which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with "original issue discount," or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement or term sheet.

        You should refer to the prospectus supplement or term sheet relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement or term sheet and by this prospectus:

  •
  the title and authorized denominations of those debt securities;

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  the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of that series of debt securities;

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  the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

  •
  the interest rate or rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable or the method by which such dates are to be determined;

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  the right, if any, to extend the interest payment periods and the duration of the extensions;

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  if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

  •
  the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

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  the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

  •
  our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

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  the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

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  the denominations in which those debt securities will be issuable;

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  if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations or how this portion will be determined;

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  whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

  •
  whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

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  if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

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  if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

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  any provisions granting special rights to the holders of debt securities upon the occurrence of specified events;

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  the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

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  conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

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  whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

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  the nature and terms of any security for any secured debt securities;

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  the terms applicable to any debt securities issued at a discount from their stated principal amount; and

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  any other specific terms of any debt securities.

        The applicable prospectus supplement or term sheet will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

        Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement or term sheet. The terms will include, among others, the following:

  •
  the conversion or exchange ratio (or the calculation method);

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  the conversion or exchange period (or how the period will be determined);

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  provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

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  events requiring adjustment to the conversion or exchange ratio; and

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  provisions affecting conversion or exchange in the event of our redemption of the debt securities.

        These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement or term sheet.

Consolidation, Merger or Sale

        We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the continuing company or unless the successor entity or person to which our assets are transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes by a supplemental indenture the due and punctual payment of the principal of, any premium on and any interest on, all the outstanding debt securities and the performance of every covenant and obligation in the indenture to be performed by us. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the successor entity or person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

        This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

        The indenture provides that the following will be "events of default" with respect to any series of debt securities:

  •
  failure to pay interest for 30 days after the date payment is due and payable; provided, however, that a valid extension of the interest payment period in accordance with the indenture will not constitute a failure to pay interest;

  •
  failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

  •
  failure to perform other covenants contained in the indenture for the benefit of the debt securities for 75 days after notice is given by the holders of at least 25% in principal amount of the outstanding debt securities of that series or by the trustee as specified in the indenture;

  •
  certain events in bankruptcy, insolvency or reorganization relating to us; or

  •
  any other event of default provided in the applicable officer's certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

        An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement or term sheet for those debt securities.

        The indenture provides that if an event of default specified in the first, second, third or fifth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fourth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

        The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

  •
  the holder has previously given to the trustee written notice of default and continuance of such default;

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  the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

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  the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

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  the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

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  the trustee has not received inconsistent direction during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

        We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

        We can discharge or decrease our obligations under the indenture as stated below.

        We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

        Unless otherwise provided in the applicable prospectus supplement or term sheet, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

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  we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

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  we deliver to the trustee an opinion of counsel to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

        In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

        Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

        The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

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  evidence the assumption by a successor entity of our obligations;

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  add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

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  add any additional events of default;

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  cure any ambiguity or omission or correct any inconsistency or defect in the indenture;

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  add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

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  add guarantees of or secure any debt securities;

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  establish the forms or terms of debt securities of any series;

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  evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

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  modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

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  make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification in any material respect.

        The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

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  extend the final maturity of any debt security;

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  reduce the principal amount or premium, if any;

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  reduce the rate or extend the time of payment of interest;

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  reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

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  change the currency in which the principal, and any premium or interest, is payable;

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  impair the right to institute suit for the enforcement of any payment on any debt security when due;

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  if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

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  reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

        The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

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  a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

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  a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

        The debt securities of a series may be issued in whole or in part in book-entry form and will be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement or term sheet and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

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  by the depositary for the registered global security to its nominee;

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  by a nominee of the depositary to the depositary or another nominee of the depositary; or

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  by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

        The prospectus supplement or term sheet relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

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  ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as "participants," or persons that may hold interests through participants;

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  upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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  any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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  ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

        The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

  •
  will not be entitled to have the debt securities represented by a registered global security registered in their names;

  •
  will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

  •
  will not be considered the owners or holders of the debt securities under the relevant indenture.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

        We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

        We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will promptly credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." We also expect that any of these payments will be the responsibility of the participants.

        If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

        We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as "bearer global securities." We will deposit these securities with a depositary identified in the prospectus supplement or term sheet relating to the series. The prospectus supplement or term sheet relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Concerning the Trustee

        The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement or term sheet, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

        The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

        The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

 DESCRIPTION OF CAPITAL STOCK

General

        The following is a summary of the rights of our common stock and preferred stock and related provisions of our certificate of incorporation, bylaws and governance agreement with GlaxoSmithKline plc (GSK).

        Our authorized capital stock consists of 230,230,000 shares, with a par value of $0.01 per share, of which:

  •
  200,000,000 shares are designated as common stock;

  •
  30,000,000 shares are designated as Class A common stock; and

  •
  230,000 shares are designated as preferred stock.

        At June 30, 2009, we had outstanding 53,789,889 shares of common stock, 9,401,499 shares of Class A common stock and no shares of preferred stock. All of our outstanding Class A common stock is held by GSK and its affiliates. In addition, as of June 30, 2009, an aggregate of 11,886,180 shares of our common stock were subject to outstanding options and restricted stock unit awards. At June 30, 2009, 76,500 shares of our outstanding common stock held by our employees and officers were subject to a lapsing right of repurchase in our favor, under which we may repurchase these shares upon the termination of the holder's employment or consulting relationship.

Common Stock

Voting Rights

Generally

        Unless otherwise provided for in our certificate of incorporation or required by applicable law, on all matters submitted to our stockholders for vote, our common stockholders and Class A common stockholders will be entitled to one vote per share, voting together as a single class.

Class A common stock

        GSK holds all outstanding shares of our Class A common stock. If GSK's ownership of our voting stock becomes greater than 50.1%, then the Class A common stock will have the right to elect one third of the aggregate number of directors comprising our board of directors and one half of our independent directors. See "—Voting Rights For the Election of Directors/Board of Directors Composition" and "—Governance Agreement" for a more detailed description of the rights of GSK as the holder of our Class A common stock with respect to board of directors composition.

Dividends

        Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of common stock and Class A common stock shall be entitled to share equally in any dividends that our board of directors may determine to pay from time to time. In the event a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of common stock and Class A common stock shall receive common stock, or rights to acquire common stock, as the case may be.

Liquidation

        Upon our liquidation, dissolution or winding-up, the holders of common stock and Class A common stock shall be entitled to share equally all assets remaining after the payment of any liabilities and the liquidation preferences on any outstanding preferred stock.

Optional Conversion of Class A Common Stock

        All shares of our Class A common stock are held by GSK. GSK may convert each share of Class A common stock into one share of common stock at any time. All shares of Class A common stock so converted will be retired and cancelled.

Voting Rights for the Election of Directors/Board of Directors Composition

Authorized Number of Directors

        Our certificate of incorporation and bylaws provide that our board of directors may consist of any number of directors, greater than or equal to one, provided that at any time that GSK's percentage ownership of our voting stock is 50.1% or greater, the authorized number of directors on our board of directors will be no less than nine, or any greater number that is divisible by three. We will increase or decrease the size of our board of directors and fill any newly created directorships as appropriate to achieve our board of directors composition required by our governance agreement with GSK. We will have the right to decrease the size of our board of directors without GSK's consent (and, if desired, to increase it again without GSK's consent to no more than 13 seats), so long as GSK does not lose its right to designate the directors or independent directors pursuant to the governance agreement.

        Our certificate of incorporation provides that, if (and so long as) GSK holds 50.1% or more of our outstanding stock, the holders of a majority of the shares of Class A common stock voting as a separate class, shall be entitled to elect one third of our board of directors, plus one half of our independent directors.

        For these purposes, "independent directors" include all of our directors that qualify as independent under applicable exchange listing rules, provided that the independent directors nominated by GSK must also be independent of GSK.

        All other directors are elected by a plurality of holders of our common stock and Class A common stock, voting together as a single class.

Vacancies on Our Board of Directors

        GSK has the right to nominate any replacement for a director nominated by GSK at the end of that director's term or upon removal from office, subject to the approval (with respect to independent directors) of a majority of the directors (other than any director nominated by GSK) with respect to nominations pursuant to the governance agreement. A majority of the directors that were not nominated by GSK have the right to nominate any replacement for a director that was not nominated by GSK.

Preferred Stock

        Our certificate of incorporation authorizes 230,000 shares of Series A junior participating preferred stock that are purchasable upon exercise of the rights under our rights agreement. See "—Rights Agreement". These shares are:

  •
  not redeemable;

  •
  entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1.00 per share, and (b) an amount equal to 1,000 times the dividend declared per share of our common stock;

  •
  in the event of a liquidation, dissolution or winding up, entitled to a minimum preferential payment of the greater of (a) $10.00 per share (plus any declared but unpaid dividends), and (b) an amount equal to 1,000 times the payment made per share of common stock;

  •
  entitled to 1,000 votes, voting together with our common stock;

  •
  in the event of a merger, consolidation or other transaction in which outstanding shares of our common stock are converted or exchanged, entitled to receive 1,000 times the amount received per share of our common stock; and

  •
  entitled to anti-dilution protections.

Corporate Opportunities

        Our certificate of incorporation acknowledges that we and GSK may generally pursue any business opportunities available to us, and have no obligation to offer any business opportunities to the other party. In addition, pursuant to our certificate of incorporation, as between us and GSK and its affiliates, we renounce our interest in and waive any claim that a corporate or business opportunity constituted a corporate opportunity for us so long as the policy regarding treatment of corporate opportunities set forth in our certificate of incorporation is followed. Pursuant to the policy set forth in our certificate of incorporation, a corporate or business opportunity offered to any person who is our director and who is also a director, officer or employee of GSK, will belong to us only if the opportunity is expressly offered to such person primarily in his or her capacity as our director. Otherwise the opportunity will belong to GSK. Our certificate of incorporation provides that these provisions may only be amended by the affirmative vote of at least 85% of the voting power of all shares of our voting stock then outstanding.

Governance Agreement

        The following summary describes the material provisions of our governance agreement with GSK. The governance agreement contains agreements with GSK relating to our corporate governance and future acquisitions or dispositions of our securities by GSK and was put in place in connection with the addition of call and put features on our shares of common stock that expired on September 12, 2007. The rights and obligations of GSK vary based on the level of GSK's ownership of our outstanding securities having the right to vote generally in any election of our directors, referred to in this Section "—Governance Agreement" as our "voting stock." As of June 30, 2009, GSK held 14.9% of our voting stock. As described further below, the governance agreement imposes limitations and conditions on GSK's ability to increase its ownership of our voting stock.

If GSK's Ownership of Our Voting Stock is Greater than 50.1%

Agreements Related to Our Board of Directors

Composition of Our Board of Directors

        Our board of directors will include:

  •
  a number of nominees designated by GSK equal to one-third of the aggregate number of directors comprising our board of directors at that time;

  •
  two of our officers nominated by the nominating committee of our board of directors; and

  •
  the remaining members of our board of directors will be independent directors.

        An independent director is a director that complies with the independence requirements for directors with respect to us for companies listed on the Nasdaq Global Market and has business or technical experience, stature and character as is commensurate with service on the board of directors of a publicly traded company. In addition, upon its request, GSK may designate nominees for half of the total number of independent directors. These independent director nominees must be reasonably acceptable to the members of the board of directors not nominated by GSK and must meet the qualifications of an independent director both with respect to us and with respect to GSK. An equal number of independent directors will be nominated by the directors of our board of directors (excluding the directors nominated by GSK). If GSK's percentage ownership of our voting stock falls below 50.1% (subject to certain limitations), then the term of each director nominated by GSK pursuant to this provision will automatically cease.

        Any committee of our board of directors must contain at least one director nominated by GSK except for:

  •
  a committee representing the interests of the holders of common stock;

  •
  a committee of independent directors constituted for the purposes of making any determination that is to be made under the terms of the governance agreement or our certificate of incorporation; or

  •
  a committee in which membership of a director nominated by GSK would be prohibited by applicable law, regulation or stock exchange or trading system listing requirement.

Approval by a Majority of GSK Nominated Directors of Certain Actions

        The approval of a majority of the directors nominated by GSK will be required to approve any of the following:

  •
  our acquisition of any business or assets that would constitute a substantial portion of our business or assets;

  •
  the sale, lease, license, transfer or other disposal of a substantial portion of our business or assets, tangible or intangible, other than dispositions of assets over which GSK has no contractual rights pursuant to agreements with us or in the ordinary course of business; or

  •
  the repurchase or redemption of any of our equity securities other than (A) redemptions required by the terms of our voting stock or securities convertible into, exchangeable for or exercisable for our voting stock, (B) purchases made at fair market value in connection with any deferred compensation plan that we maintain and (C) repurchases of unvested or restricted stock at or below cost pursuant to a compensation plan.

Limitations and Exceptions to GSK's Rights to Acquire Our Securities

Limitation on Acquisition of our Equity Securities by GSK

        Except as agreed to by us in writing following approval by a majority of our independent directors, GSK may not, directly or indirectly:

  •
  acquire any of our equity securities or any rights, warrants, options or securities convertible into equity securities;

  •
  make or participate in any solicitation of proxies to vote from any holders of our equity securities;

  •
  form or participate in a "group" within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended, with any person not bound by the terms of the governance agreement with respect to any of our voting stock;

  •
  acquire any of our assets or rights to purchase any of our assets except for assets offered for sale by us or the acquisition or purchase of our assets pursuant to the existing agreements that we have in place with GSK;

  •
  enter into any arrangement or understanding with others to do any of the actions listed immediately above; and

  •
  act together with others to offer to us or any of our stockholders any business combination, restructuring, recapitalization or similar transaction involving us or otherwise seek together with others to control, change or influence the management, board of directors or our policies or nominate any person as a director who is not nominated by the then incumbent directors, or propose any matter to be voted upon by our stockholders.

Permitted GSK Purchases of Our Equity Securities From Us

        GSK may acquire our equity securities from us in the following circumstances:

  •
  if we issue equity securities to a third party (other than pursuant to exercise of options issued as compensation to our directors, officers, employees or consultants), GSK may purchase all or a portion of the number of equity securities that would bring GSK's percentage ownership of our voting stock to the same level that it was at immediately prior to the issuance of equity securities to the third party at the same price at which the equity securities were sold to the third party;

  •
  the purchase, on a quarterly basis, of equity securities comparable to those that are issued as compensation to our directors, officers, employees or consultants during the preceding quarter pursuant to option exercises or vesting of restricted stock, at the fair market value at the time of GSK's notification to us of its intention to purchase such equity securities that would bring GSK's percentage ownership of our voting stock to the same level that it was at immediately prior to such issuances or vesting;

  •
  the acquisition of additional equity securities issued in connection with a stock split or recapitalization;

  •
  the purchase of equity securities for a pension plan or benefit plan for the benefit of GSK's employees; and

  •
  GSK may purchase additional equity securities if we have determined to sell equity securities to pay all or any portion of the milestones that we may owe GSK pursuant to our existing agreements with GSK. In this event, GSK has the first right to purchase the additional equity securities on the terms that we intend to sell the equity securities; provided that, the voting stock held by GSK at such time was acquired in accordance with the terms of the governance agreement and our certificate of incorporation.

Permitted GSK Purchases of Equity Securities from Our Stockholders

        GSK may acquire our equity securities from our stockholders in the following circumstances:

  •
  the acquisition of securities of another biotechnology or pharmaceutical company that owns our equity securities (provided that those shares will be subject to the provisions of the governance agreement on the same basis as GSK's shares of Class A common stock); or

  •
  the making of an offer to acquire equity securities if (a) a person or group (other than GSK) acquires 20% or more of our voting stock or (b) our board of directors formally acts to facilitate a change in control of us (other than with GSK), subject to the following conditions:

  •
  that the offer be an offer for 100% of our voting stock;

  •
  that the offer include no condition as to financing; and

  •
  that the offer includes a condition that the holders of a majority of the shares of the voting stock not owned by GSK accept the offer by tendering their shares or voting their shares in favor of the offer.

        The term "change in control" is referred to as (i) an acquisition of us by a third party (ii) any transaction or series of related transactions (including mergers, consolidations and other forms of business consolidations) after which our continuing stockholders hold less than 50% of the outstanding voting securities of either us or the entity that survives the transaction (or the parent of the surviving entity) or (iii) the sale, lease, license, transfer or other disposal of all or substantially all of our business or assets (except that the sale, license or transfer to another party of any of our assets in the ordinary course of business will not be considered a change in control of us if GSK has no contractual rights under our existing agreements with GSK over our asset sold, licensed or transferred).

        GSK can make an offer to our stockholders to merge with us or otherwise acquire outstanding voting stock that would bring GSK's percentage ownership of our voting stock to 100%, subject to the following conditions:

  •
  that the offer occurs on or after September 1, 2012;

  •
  that the offer includes no conditions to financing;

  •
  that the offer is approved by a majority of our independent directors; and

  •
  that the offer includes a condition that the holders of a majority of the shares of our voting stock not owned by GSK accept the offer by tendering their shares in the offer.

        GSK can make an offer to our stockholders to acquire outstanding voting stock that would bring GSK's percentage ownership of our voting stock to 100%, subject to the following conditions:

  •
  that the offer occurs before September 1, 2012;

  •
  that the offer includes no condition as to financing;

  •
  that the offer is approved by a majority of our independent directors;

  •
  that the offer includes a condition that the holders of a majority of the shares of the voting stock not owned by GSK accept the offer by tendering their shares in the offer; and

  •
  that the offer is for the greater of (a) the fair market value per share on the date immediately preceding the date of the first public announcement of the offer or (b) $162.75 per share (as adjusted to take into account stock dividends, stock splits, recapitalizations and the like).

Limitations on Disposition of Our Equity Securities by GSK

        If GSK's percentage ownership of our voting stock becomes 50.1% or greater before September 1, 2012, then GSK may not sell or transfer any voting stock held by it until September 1, 2012. GSK is permitted to sell or transfer its voting stock in connection with a change in control of us that is approved by a majority of our independent directors. In the event that the prohibition on the disposition of voting stock by GSK expires on September 1, 2012, if GSK disposes of any of our voting stock, GSK shall not be able to purchase any of our voting stock for one year after such disposition without the prior approval of a majority of our independent directors.

Voting Arrangements

Agreement to Vote

        GSK shall vote the voting stock held by it (at GSK's election) either (i) in accordance with the recommendation of our independent directors or (ii) in proportion to the votes cast by the other holders of our voting stock.

Exceptions to Agreement to Vote

        GSK can vote as it chooses on any proposal to:

  •
  effect a change in control of us;

  •
  effect the acquisition by us of any business or assets that would constitute a substantial portion of our business or assets;

  •
  effect the sale, license or transfer of all or a substantial portion of our business or assets unless GSK has no contractual rights over the business or assets in question pursuant to our strategic alliance agreement with GSK, and such sale, license or transfer occurs in the ordinary course of business; or

  •
  issue equity securities to one or more parties (other than in a public offering) that would result in that party or parties holding 20% or more of our voting stock.

        If a person or group acting in concert acquires 20% or more of our voting stock, GSK may vote its voting stock without any restrictions.

Grant of Proxy

        GSK grants an irrevocable proxy coupled with an interest in all voting stock owned by GSK to our board of directors. This proxy will enable the proxyholder to vote or otherwise act with respect to all of GSK's voting stock in the manner required by the governance agreement.

If GSK's Ownership of Our Voting Stock is Less Than 50.1%

Limitations and Exceptions to GSK's Rights to Acquire Our Securities

Limitation on Acquisition of our Equity Securities by GSK

        Except as agreed to by us in writing following approval by a majority of our independent directors, GSK will have the same limitations on the acquisition of our equity securities as are described above in "—Governance Agreement—If GSK's Ownership of Our Voting Stock is Greater than 50.1%—Limitations and Exceptions to GSK's Rights to Acquire Our Securities."

Permitted GSK Purchases of Our Equity Securities From Us

        GSK may acquire our equity securities from us under the same circumstances that it is allowed to acquire our equity securities as are described above in "—Governance Agreement—If GSK's Ownership of Our Voting Stock is Greater than 50.1%—Limitations and Exceptions to GSK's Rights to Acquire Our Securities."

Permitted GSK Purchases of Equity Securities from Our Stockholders

        GSK may acquire our equity securities from our stockholders under the same circumstances that it is allowed to acquire our equity securities from our stockholders as are described above in "—Governance Agreement—If GSK's Ownership of Our Voting Stock is Greater than 50.1%—Limitations and Exceptions to GSK's Rights to Acquire Our Securities." In addition, GSK can make an offer to our stockholders to acquire outstanding voting stock that would bring GSK's percentage ownership of our voting stock to no greater than 60%, subject to the following conditions:

  •
  that the offer occurs on or after September 1, 2008;

  •
  that the offer includes no condition as to financing;

  •
  that the offer is approved by a majority of our independent directors;

  •
  that the offer includes a condition that the holders of a majority of the shares of the voting stock not owned by GSK accept the offer by tendering their shares in the offer; and

  •
  that the shares purchased will be subject to the provisions of the governance agreement on the same basis as the shares of GSK's Class A common stock.

Limitation on Disposition of Our Equity Securities by GSK

        Prior to September 1, 2012, GSK is only permitted to dispose of our voting stock through (i) a public offering, (ii) pursuant to Rule 144 under the Securities Act of 1933, as amended, or (iii) in connection with a change in control of us that is approved by a majority of our independent directors.

Voting Arrangements

Agreement to Vote

        GSK shall vote the voting stock held by it (at GSK's election) either (i) in accordance with the recommendation of our independent directors or (ii) in proportion to the votes cast by the other holders of our voting stock.

Exceptions to Agreement to Vote

        GSK can vote as it chooses on any proposal to:

  •
  issue equity securities to one or more parties (other than in a public offering) that would result in that party or parties holding 20% or more of our voting stock; or

  •
  effect a change in control of us.

        If a person or group acting in concert acquires 20% or more of the voting stock, GSK may vote its voting stock without any restrictions.

Grant of Proxy

        GSK grants an irrevocable proxy coupled with an interest in all voting stock owned by GSK to our board of directors. This proxy will enable the proxyholder to vote or otherwise act with respect to all of GSK's voting stock in the manner required by the governance agreement.

Severance Arrangements

        We agree not to enter into or amend any existing contract with any of our directors, officers or employees that would provide for any payment, vesting of common stock, acceleration or other benefit or right contingent upon (i) GSK's purchase of shares of Class A common stock, (ii) the exercise by GSK of any of its rights under the governance agreement to representation on our board of directors or (iii) GSK's purchase of any equity securities not prohibited by the governance agreement.

Amendments; Termination

        The governance agreement provides that its provisions may be amended only if the amendment is in writing and signed by GSK and us, and that no amendment will be effective without the approval of a majority of our independent directors.

        The provisions of the governance agreement will terminate at the earliest of (i) when GSK beneficially owns 100% of our outstanding voting stock, (ii) the effective time of a change in control of us and (iii) September 1, 2015.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Bylaw Provisions, Our Rights Agreement and our Governance Agreement with GSK

        Provisions of Delaware law and our certificate of incorporation and bylaws, our rights agreement and our governance agreement with GSK could make an acquisition of us by a third party and the removal of our incumbent officers and directors more difficult. These provisions, summarized below, may discourage coercive takeover practices and inadequate takeover bids and are intended to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited acquisition proposal outweigh the disadvantages of discouraging such proposals because, among other things, negotiation could result in an improvement of their terms.

        We are subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. In general, Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless:

  •
  our board of directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

  •
  upon consummation of the transaction that resulted in the stockholder's becoming an interested stockholder, such person owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and officers; or

  •
  on or subsequent to such date the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders.

        A "business combination" generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock.

        Pursuant to the terms of our governance agreement with GSK, we have agreed that we will exempt GSK from the application of Section 203 of the Delaware General Corporation Law. Under the governance agreement, GSK is subject to certain limitations in its ability to acquire our shares of capital stock. See "—Governance Agreement."

        Our certificate of incorporation and bylaws do not provide for the right of stockholders to act by written consent without a meeting or for cumulative voting in the election of directors. In addition, our bylaws provide that special meetings of the stockholders can only be called by the Chairman of our board of directors, the chief executive officer, our board of directors or the request of stockholders holding at least 66 2/3% of the outstanding common stock. These provisions, which require the vote of stockholders holding at least 66 2/3% of the outstanding common stock to amend, may have the effect of deterring hostile takeovers or delaying changes in our management.

Rights Agreement

        Under our rights agreement, each share of our common stock and Class A common stock has associated with it one preferred stock purchase right. Each of these rights entitles its holder to purchase, at a price of $209.25 for each, one one-thousandth of a share of Series A junior participating preferred stock, (each subject to adjustment) under circumstances provided for in the rights agreement. The purpose of our rights agreement is to:

  •
  give our board of directors the opportunity to negotiate with any persons seeking to obtain control of us;

  •
  deter acquisitions of voting control of us without assurance of fair and equal treatment of all of our stockholders; and

  •
  prevent a person from acquiring in the market a sufficient amount of voting power over us to be in a position to block an action sought to be taken by our stockholders.

        The exercise of the rights under our rights agreement would cause substantial dilution to a person attempting to acquire us on terms not approved by our board of directors, and therefore would significantly increase the price that such person would have to pay to complete the acquisition. Our rights agreement may deter a potential acquisition or tender offer. Until a "distribution date" occurs, the rights will:

  •
  not be exercisable;

  •
  be represented by the same certificate that represents the shares with which the rights are associated; and

  •
  trade together with those shares.

        The rights will expire at the close of business on October 8, 2014, unless earlier redeemed or exchanged by us. Following a "distribution date," the rights would become exercisable and we would issue separate certificates representing the rights, which would trade separately from the shares of our common stock. A "distribution date" would occur upon the earlier of:

  •
  ten business days after a public announcement that the person has become an "acquiring person;" or

  •
  ten business days after a person commences or announces its intention to commence a tender or exchange offer that, if successful, would result in the person becoming an "acquiring person."

        A holder of rights will not, as such, have any rights as a stockholder, including the right to vote or receive dividends.

        Under our rights agreement, a person becomes an "acquiring person" if the person, alone or together with a group, acquires beneficial ownership of 19% or more of the outstanding shares of our common stock. GSK is not an "acquiring person" under our rights agreement for so long as GSK is in compliance with the terms of our governance agreement with GSK. In addition, an "acquiring person" shall not include us, any of our subsidiaries, or any of our employee benefit plans or any person or entity acting pursuant to such employee benefit plans. Our rights agreement also contains provisions designed to prevent the inadvertent triggering of the rights by institutional or certain other stockholders.

        If any person becomes an acquiring person, each holder of a right, other than the acquiring person, will be entitled to purchase, at the purchase price, a number of our shares of common stock having a market value of two times the purchase price. If, following a public announcement that a person has become an acquiring person:

  •
  we merge or enter into any similar business combination transaction and we are not the surviving corporation; or

  •
  50% or more of our assets, cash flow or earning power is sold or transferred, each holder of a right, other than the acquiring person, will be entitled to purchase a number of shares of common stock of the surviving entity having a market value of two times the purchase price.

        After a person becomes an acquiring person, but prior to such person acquiring 50% of our outstanding common stock, our board of directors may exchange each right, other than rights owned by the acquiring person, for

  •
  one share of common stock;

  •
  one one-thousandth of a share of our Series A junior preferred stock; or

  •
  a fractional share of another series of preferred stock having equivalent value.

        At any time until a person has become an acquiring person, our board of directors may redeem all of the rights at a redemption price of $0.01 per right. On the redemption date, the rights will expire and the only entitlement of the holders of rights will be to receive the redemption price.

        For so long as the rights are redeemable, our board of directors may amend any provisions in the rights agreement without stockholder consent. After the rights are no longer redeemable, our board of directors may only amend the rights agreement without stockholder consent if such amendment would not change the amendment provisions, adversely affect the interests of the holders of rights, or cause the rights to again become redeemable. Despite the foregoing, at no time may the redemption price of the rights be amended or changed.

        The adoption of the rights agreement and the distribution of the rights should not be taxable to our stockholders or us. Our stockholders may recognize taxable income when the rights become exercisable in accordance with the rights agreement.

Registration Rights

        Certain holders of our common stock and GSK are entitled to rights with respect to the registration of their shares under the Securities Act. These registration rights are contained in our amended and restated investors' rights agreement and are described below. The registration rights under the investors' rights agreement with respect to holders of our common stock will expire October 5, 2009, or, with respect to an individual holder holding two percent or less of our outstanding capital stock, when such holder is able to sell all of its shares in a single transaction pursuant to Rule 144 under the Securities Act. The registration rights under the investors' rights agreement with respect to holders of our Class A common stock will expire on the earlier of September 12, 2014, or, with respect to an individual holder of Class A common stock holding two percent or less of our outstanding capital stock, when such holder is able to sell all of its shares in a single transaction pursuant to Rule 144 under the Securities Act.

Demand Registration Rights

        The holders of shares of common stock having demand registration rights under the investors' rights agreement have the right to require that we register their common stock, provided such registration relates to not less than 50% in aggregate of our then outstanding shares of common stock having demand registration rights. We are only obligated to effect two registrations in response to these demand registration rights. We may postpone the filing of a registration statement for up to 90 days once in any 12-month period if our board of directors determines in good faith that the filing would be seriously detrimental to our stockholders or us. The underwriters of any underwritten offering have the right to limit the number of shares to be included in a registration statement filed in response to the exercise of these demand registration rights. We must pay all expenses, except for underwriters' discounts and commissions, incurred in connection with these demand registration rights.

Piggyback Registration Rights

        If we register any securities for public sale, the stockholders with piggyback registration rights under the investors' rights agreement have the right to include their shares in the registration, subject to specified exceptions. The underwriters of any underwritten offering have the right to limit the number of shares registered by these stockholders due to marketing reasons. We must pay all expenses, except for underwriters' discounts and commissions, incurred in connection with these piggyback registration rights.

S-3 Registration Rights

        While we are eligible to file a registration statement on Form S-3, the stockholders with S-3 registration rights under the investors' rights agreement can request that we register their shares, provided that such registration relates to not less than 10% in aggregate of our then outstanding shares of common stock having S-3 registration rights and the total price of the shares of common stock offered to the public is at least $1,000,000. The holders of S-3 registration rights may only require us to file two Form S-3 registration statements in any 12-month period. We may postpone the filing of a Form S-3 registration statement for up to 90 days once in any 12-month period if our board of directors determines in good faith that the filing would be seriously detrimental to our stockholders or us. We must pay all expenses, except for underwriters' discounts and commissions, incurred in connection with these S-3 registration rights.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock and the rights is The Bank of New York Mellon.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, common stock, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement or term sheet relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, terms and number of shares of common stock or principal amount of debt securities purchasable upon exercise of the warrants;

  •
  the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

  •
  the date, if any, on and after which the warrants and the related debt securities or common stock will be separately transferable;

  •
  the price at which each share of common stock or underlying debt securities purchasable upon exercise of the warrants may be purchased or the manner of determining such price;

  •
  the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

  •
  the minimum or maximum amount of the warrants which may be exercised at any one time;

  •
  information with respect to book- entry procedures, if any;

  •
  a discussion of certain federal income tax considerations; and

  •
  any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

 PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The prospectus supplement or term sheet will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the securities and the proceeds to us from the sale;

  •
  any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

        Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

        We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

        The securities may or may not be listed on a national securities exchange. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short- covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

        If so indicated in the prospectus supplement or term sheet relating to a particular series or issue of offered securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement or term sheet, and the prospectus supplement or term sheet will set forth the commission payable for solicitation of these contracts.

LEGAL MATTERS

        Certain legal matters relating to the issuance of the securities offered by this prospectus will be passed upon for us by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Redwood City, California and Shearman & Sterling LLP, San Francisco, California.

EXPERTS

        The consolidated financial statements of Theravance, Inc. appearing in Theravance, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of Theravance, Inc.'s internal control over financial reporting as of December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S- 3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1- 800- SEC- 0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site on the world wide web is http://www.sec.gov. The information on the SEC's web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.

        The SEC permits us to "incorporate by reference" the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2008, filed on February 26, 2009.

  •
  all information in our proxy statement filed with the SEC on March 9, 2009 to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2008.

  •
  our Quarterly Report on Form 10-Q filed on May 7, 2009.

  •
  the description of our common stock and preferred stock purchase rights contained in our Registration Statement on Form 8-A filed with the SEC on September 27, 2004, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

        You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by calling us at (650) 808-6000 or by writing to us at the following address:

Theravance, Inc.
901 Gateway Boulevard
South San Francisco, CA 94080
Attn: Investor Relations

PART II
Information Not Required In Prospectus

Item 14.    Other Expenses of Issuance and Distribution.

        The following is a statement of expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commission.

SEC Registration Fee		$11,160
The NASDAQ Stock Market Listing Fees*		*
Transfer Agent and Registrar and Trustee Fees*		*
Printing Expenses*		*
Legal Fees and Expenses*		*
Accounting Fees and Expenses*		*
Miscellaneous*		*
	$	*

    *
    Estimated expenses not presently known.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article VI of the Registrant's Amended and Restated Bylaws provides for mandatory indemnification of its directors and officers and those serving at the Registrant's request as directors, officers, employees or agents of other organizations to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Amended and Restated Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to the Registrant and its stockholders. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into indemnification agreements with its officers and directors. The indemnification agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The Registrant maintains liability insurance for its directors and officers.

Item 16.    Exhibits.

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement.
4.1		Form of Indenture relating to debt securities.
4.2	*	Form of supplemental indenture or other instrument establishing the issuance of one or more series of debt securities (including the form of such debt security).

Exhibit No.		Description
4.3	*	Form of Warrant Agreement and Warrant Certificate.
5.1		Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
5.2		Opinion of Shearman & Sterling LLP.
12.1		Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of Independent Registered Public Accounting Firm.
23.2		Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).
23.3		Consent of Shearman & Sterling LLP (included in Exhibit 5.2).
24.1		Power of Attorney (included on page II-6 hereof).
25.1	+	Form T- 1 Statement of Eligibility of the trustee for the debt securities.

*
To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

+
To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2), if applicable.

Item 17.    Undertakings.

        The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   With respect to any offering in which securities are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post- effective amendment will be filed to set forth the terms of such offering.

          (8)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, by law or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S- 3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on July 23, 2009.

THERAVANCE, INC.
By:	/s/ RICK E WINNINGHAM Rick E Winningham Chief Executive Officer

 POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Rick E Winningham and Michael W. Aguiar, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ RICK E WINNINGHAM Rick E Winningham	Chief Executive Officer and Director (principal executive officer)	July 23, 2009
/s/ MICHAEL W. AGUIAR Michael W. Aguiar	Senior Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)	July 23, 2009
/s/ JEFFREY M. DRAZAN Jeffrey M. Drazan	Director	July 23, 2009
/s/ ROBERT V. GUNDERSON, JR. Robert V. Gunderson, Jr.	Director	July 23, 2009
Arnold J. Levine, Ph.D.	Director
/s/ BURTON MALKIEL, PH.D. Burton Malkiel, Ph.D.	Director	July 23, 2009
/s/ P. ROY VAGELOS, M.D. P. Roy Vagelos, M.D.	Director	July 23, 2009
/s/ WILLIAM H. WALTRIP William H. Waltrip	Director	July 23, 2009
/s/ GEORGE M. WHITESIDES, PH.D. George M. Whitesides, Ph.D.	Director	July 23, 2009
/s/ WILLIAM D. YOUNG William D. Young	Director	July 23, 2009

EXHIBIT INDEX

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement.
4.1		Form of Indenture relating to debt securities.
4.2	*	Form of supplemental indenture or other instrument establishing the issuance of one or more series of debt securities (including the form of such debt security).
4.3	*	Form of Warrant Agreement and Warrant Certificate.
5.1		Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
5.2		Opinion of Shearman & Sterling LLP.
12.1		Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of Independent Registered Public Accounting Firm.
23.2		Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).
23.3		Consent of Shearman & Sterling LLP (included in Exhibit 5.2).
24.1		Power of Attorney (included on page II-6 hereof).
25.1	+	Form T-1 Statement of Eligibility of the trustee for the debt securities.

*
To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

+
To be filed by amendment or pursuant to Trust Indenture Act Section 305(b)(2), if applicable.